INTERNET MARKETING AGREEMENT


     This Internet Marketing Agreement (the "Agreement") is made and entered into this 29th day of December, 1999, by and between Nicklebys.com, Inc., a Colorado corporation (hereinafter referred to as "Nicklebys"), with offices located at 899 Broadway, Suite #200, Denver, Colorado 80203, and Posteralley.com, Inc., a Colorado corporation (hereinafter referred to as "PI"), with offices located at 1422 Delgany Street, Suite #12, Denver, Colorado 80202.

     A. WHEREAS, PI is engaged in the business of acquiring and marketing, selling, trading and brokering originals and reproductions of fine art posters, including, but not limited to, vintage antique, product advertising, travel, sporting event, movie and theater memorabilia and commemorative posters, via its web site on the Internet.

     B. WHEREAS, Nicklebys is engaged in the business of acquiring and marketing, selling, trading and brokering originals and reproductions of fine art, antiques and collectibles via auction on its Internet web site, live auction, retail sale from Nicklebys' showroom and/or otherwise.

     C. WHEREAS, PI desires to advertise its fine art posters on Nicklebys' web site on the Internet and Nicklebys desires to feature a banner advertisement for PI on its web site for this purpose, in exchange for the consideration described below.

     NOW, THEREFORE, in consideration of the foregoing premises, the mutual promises, covenants, agreements, representations and warranties set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.        Advertising.   Nicklebys  hereby agrees to permit PI to advertise
               -----------
its fine art posters on Nicklebys' web site on the Internet located at www.nicklebys.com via a banner advertisement permitting visitors to Nickleby's
-----------------
web site to access PI's web site by "clicking" on the banner.

     2.        Consideration.   PI  hereby  agrees to pay  Nicklebys  the sum of
               -------------
$.22 per each "click-through" or "hit" that is generated as a result of the banner advertisement on Nicklebys' web site on the Internet located at www.nicklebys.com featuring PI's fine art posters.
-----------------

     3.        Term of  Agreement.   The  term  of  this  Agreement  shall  be a
               ------------------
period of twelve (12) months from the date hereof.

     4.        Notices.   Any  notices  required or permitted  to be given under
               -------
this Agreement shall be sufficient if in writing and delivered or sent by registered or certified mail to the office of each party.

     5.        Assignment.   This  Agreement and  the rights and  obligations of
               ----------
the parties hereunder shall inure to the benefit of and shall be binding upon their successors and assigns.

     6.        Applicable Law.   It  is the intention of the parties hereto that
               --------------
this Agreement and the performance hereunder and all suits and special proceedings hereunder be construed in accordance with and under and pursuant to the laws of the State of Colorado and that in any action, special proceeding or other proceeding that may be brought arising out of, in connection with or by reason of this Agreement, the laws of the State of Colorado shall be applicable and shall govern to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted.

     7.        Severability.   All agreements and covenants contained herein are
               ------------
severable and, in the event any of them shall be held to be invalid by any competent court, this Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein.

     8.        Entire Agreement.  This  Agreement  constitutes and  embodies the
               ----------------
entire understanding and agreement of the parties and supersedes and replaces all prior understandings, agreements and negotiations between the parties.

     9.        Waiver  and Modification.  Any waiver, alteration or modification
               ------------------------
of any of the provisions of this Agreement shall be valid only if made in writing and signed by the parties hereto. Each party hereto, from time to time, may waive any of its rights hereunder without effecting a waiver with respect to any subsequent occurrences or transactions hereof.

     10.       Counterparts.  This  Agreement  may be executed  in counterparts,
               ------------
each of which shall be deemed an original but both of which taken together shall constitute but one and the same document.

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.


NICKLEBYS.COM, INC.                              POSTERALLEY.COM, INC.



By: Bruce A. Capra                               By: /s/ Scott M. Thornock
    ---------------------------------------         ----------------------------
    Bruce A. Capra, Chief Executive Officer         Scott M. Thornock, President